EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use by Greenkraft Inc., a Nevada corporation in its Registration Statement on Form S-1 of our report dated December 4, 2013, relating to the audited financial statements of Greenkraft, Inc., a California corporation for the years ended December 31, 2012 and 2011 which appear in such Registration Statement on Form S-1, to be filed on or about February 7, 2014.

/s/ MaloneBaileyLLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 7, 2014